EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Elixir Gaming Technologies, Inc., a Nevada corporation formerly known as VendingData Corporation (the “Company”) of (i) our report dated March 22, 2007 relating to the consolidated financial statements of Dolphin Advanced Technologies Pty Limited (“Dolphin”), as of and for the six months ended December 31, 2006 included in the Company’s Amendment No. 1 to its Annual Report on Form 10-KSB/A for the year ended December 31, 2006, and (ii) our report dated November 21, 2007 relating to the consolidated financial statements of Dolphin as of and for the twelve months ended June 30, 2006 included in the Company’s Current Report on Form 8-K/A filed on November 21, 2007, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/ BDO Kendalls Audit & Assurance (VIC)
(Formerly Horwath Melbourne)

Melbourne, Australia
November 21, 2007